UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Rockley Photonics Holdings Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom	WA14 2DT
(Address of principal executive offices)	(Zip Code)

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Ordinary Shares, $0.000004026575398 par value per share	The New York Stock Exchange
Warrants, each warrant exercisable for one ordinary share at an exercise price of $11.50	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-255019

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are ordinary shares, $0.000004026575398 par value per share (the “Ordinary Shares”) and warrants, each entitling the holder thereof to purchase one Ordinary Share at an exercise price of $11.50 per share (the “Warrants”), of Rockley Photonics Holdings Limited (the “Registrant”).

A description of the Ordinary Shares and Warrants to be registered hereunder is contained in the sections entitled “Description of HoldCo Securities” and “Comparison of the Rights of Holders of SC Health Class A Ordinary Shares and HoldCo Ordinary Shares” in the prospectus included in the Registrant’s Registration Statement on Form S-4 (File No. 333-255019), initially filed with the Securities and Exchange Commission on April 2, 2021, as amended from time to time (the “Registration Statement”), which descriptions, together with the prospectus subsequently filed by the Registrant pursuant to Rule 424(b) of the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant will be registered on The New York Stock Exchange, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ROCKLEY PHOTONICS HOLDINGS LIMITED

Dated: August 11, 2021	By:	/s/ Andrew Rickman
Andrew Rickman
Chief Executive Officer